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                                                                    Exhibit 23.1

The Board of Managers
Great Lakes Capital Acceptance, LLC
Chicago, Illinois

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 28, 2003, relating to the financial statements of Great Lakes Capital Acceptance, LLC, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Chicago, Illinois
August 20, 2003